SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-05426
SERIES NO.: 20


72DD.1. Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                             807
     2. Dividends for a second class of open-end company shares (000's Omitted)
        Class C                                                             430
        Class R                                                              18
        Institutional Class                                                  22


73A. Payments per share outstanding during the entire current period:
     (form nnn.nnnn)
     1. Dividends from net investment income
        Class A                                                        000.2466
     2. Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class C                                                        000.2343
        Class R                                                        000.2342
        Institutional Class                                            000.2592

74U. 1  Number of shares outstanding (000's Omitted)
        Class A                                                           2,946
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class C                                                           1,747
        Class R                                                              80
        Institutional Class                                                  84


74V. 1  Net asset value per share (to nearest cent)
        Class A                                                           $9.99
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class C                                                           $9.99
        Class R                                                           $9.99
        Institutional Class                                               $9.99